Exhibit 4.1

NUMBER	Incorporated Under the Laws of	SHARES
the State of Delaware

INNOVIVE PHARMACEUTICALS, INC.
TOTAL AUTHORIZED ISSUE 30,000,000 SHARES

25,000,000 SHARES PAR VALUE $.001 EACH	5,000,000 SHARES PAR VALUE $.001 EACH
COMMON STOCK	PREFERRED STOCK

This is to Certify that ______________________________________________ is the owner of ________________________________________________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
INNOVIVE PHARMACEUTICALS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

Secretary	President

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF TRANSFERS MIN ACT -	. . . . . . . Custodian . . . . . . .
TEN ENT	-	as tenants by the entireties		(Cust)	(Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	under uniform Transfers to Minors Act…………………………… (State)

Additional abbreviations may also be used though not in the above list

For value received ______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFIYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
Dated ________________________________
                              In presence of

_____________________________________

_____________________________________